EXHIBIT 99.1
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         LAS VEGAS SANDS, INC. AND VENETIAN CASINO RESORT, LLC ANNOUNCE
            PRICING FOR TENDER OFFER OF 11% MORTGAGE NOTES DUE 2010


         FEBRUARY 10, 2005 -- LAS VEGAS, NV-- Las Vegas Sands Corp. (NYSE: LVS) announced today that its subsidiaries, Las Vegas Sands, Inc. and Venetian Casino Resort, LLC (collectively, the "Issuers"), have determined the tender offer yield for their pending tender offer (the "Offer") for any and all of their outstanding 11% Mortgage Notes due 2010 (CUSIP No. 92264N AF4) (the "Notes") and related consent solicitation ("Consent Solicitation"). The tender offer yield for bonds tendered and accepted will be 3.629% and was determined as of 2:00 p.m. New York City time today by reference to a fixed spread of 0.50% over the yield to maturity of the 2.50% United States Treasury Security due May 31, 2006.

         The remaining pricing terms, including the payment of a consent payment of $30 per $1,000 principal amount for all Notes validly tendered and not validly withdrawn prior to 5:00 p.m. New York City time on Monday, February 14, 2005 (unless extended, the "Consent Time"), are as set forth in detail in the Issuers' Offer to Purchase and Consent Solicitation Statement, dated February 1, 2005 (the "Offer to Purchase").

           Consideration for Notes tendered and not validly withdrawn before the Consent Time, assuming a February 25, 2005 payment date on such Notes, would be $1,145.53 per $1,000. As set forth in the Offer to Purchase, the Offer and Consent Solicitation is subject to the satisfaction of certain conditions. A copy of the Offer to Purchase is available from the Information Agent, D.F. King, by calling toll free at (800) 431-9643 or (for bankers and brokers) collect at (212) 269-5550 (collect).

         This news release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities. The Offer is being made solely by the Offer to Purchase.

                           FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS MADE IN THIS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "ACT"). FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, ANY STATEMENT THAT MAY PREDICT, FORECAST, INDICATE OR IMPLY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS, AND MAY CONTAIN THE WORDS "BELIEVE," "ANTICIPATE," "EXPECT," "ESTIMATE," "PROJECT," "WILL BE," "WILL CONTINUE," "WILL LIKELY RESULT," "IS SUBJECT TO," OR SIMILAR WORDS OR PHRASES. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN REPORTS FILED BY LAS VEGAS SANDS CORP. AND LAS VEGAS SANDS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING IN THEIR FORMS 10-K AND 10-Q. NEW RISK FACTORS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR MANAGEMENT TO PREDICT ALL SUCH RISK FACTORS, NOR CAN IT ASSESS THE IMPACT OF ALL SUCH RISK FACTORS ON THE BUSINESS OF LAS VEGAS SANDS CORP OR LAS VEGAS SANDS, INC. OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS. GIVEN THESE RISKS AND UNCERTAINTIES, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS AS A PREDICTION OF ACTUAL RESULTS.